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Exhibit 10k-5



                         FIFTH ADMINISTRATIVE AMENDMENT
                                       TO
                          AMERITECH SENIOR MANAGEMENT
                    RETIREMENT AND SURVIVOR PROTECTION PLAN
          (As Amended and Restated Effective as of January 1, 1992)


         Pursuant to authority reserved to Ameritech Corporation, the Ameritech Senior Management Retirement and Survivor Protection Plan (As Amended and Restated Effective as of January 1, 1992) (the "Plan") is hereby amended effective as of January 1, 1995, as follows:


1. To delete paragraph (a) of subsection 6.6 in its entirety and to substitute the following therefor:

         "(a) An election of a lump sum payment must be filed with the Committee by the later of (i) sixty (60) days after the date on which the Participant terminates employment with the Company and its Subsidiaries or (ii) sixty (60) days after the date on which the Participant is notified of his right to elect a lump sum under the Plan. A lump sum payment timely elected by a Participant shall be paid to him no earlier than ninety (90) days after the date on which the Participant terminates employment with the Company and its subsidiaries.

                 If a Participant fails to make a timely election of a lump sum payment, his benefits shall be paid to him, in a single life annuity form with no survivor benefits if he is not then married, or in a survivor annuity form if he is then married, beginning no earlier than ninety (90) days after the later of
                 (i) the date on which the Participant terminates employment with the Company and its subsidiaries, or (ii) the date on which the Participant is notified of his right to elect a lump sum under the Plan."

2. To delete paragraphs (b), (c) and (d) of subsection 6.6 in their entirety and to renumber paragraphs (e), (f), (g), (h) and (i) of subsection 6.6 as paragraphs (b), (c), (d), (e) and (f);





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3.       To delete the following phrase from newly renumbered paragraph (b):
         "or, in the case of an individual making an election under paragraph
         (c), as of the date the lump sum distribution is made under paragraph
         (c)."

4. To delete newly renumbered paragraph (c) in its entirety and to substitute the following therefor:

         "(c) A Participant may rescind the election of a lump sum distribution at any time up to and including the date as of which the Participant could have elected a lump sum payment under paragraph (a) of this subsection 6.6."




Dated:     May 16, 1994                            AMERITECH CORPORATION




                                                   By: /s/ Walter M. Oliver
                                                   -------------------------
                                                   Senior Vice President -
                                                   Human Resources



Concur:


/s/ Thomas P. Hester
- ---------------------------
Executive Vice President
and General Counsel